EXHIBIT 10.44

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of June 15, 2009 (the “Effective Date”) by and between Voyant International Corporation, a Nevada corporation (the “Company”), and Ascendiant Capital Group, LLC (“Capital Group”) and Ascendiant Equity Partners, LLC(“Equity Partners” and either Capital Group or Equity Partners, the “Purchaser,” as designated pursuant to Section 6.1(e) of that certain Securities Purchase Agreement dated April 13, 2009 by and between the Company, Capital Group, and Equity Partners (the “Purchase Agreement”).  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, pursuant to Section 8.4 of the Purchase Agreement, the Purchase Agreement may be amended by a written instrument signed by the Company and the Purchaser.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

AGREEMENT

1.

Amendment to Section 6(e) of the Purchase Agreement.  Section 6(e) of the Purchase Agreement shall be replaced in its entirety with the following:

“(e)

The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit C hereto (the “Draw Down Notice”), via facsimile transmission in accordance with Section 8.3, as to the amount of the Draw Down (the “Investment Amount”) the Company wishes to exercise. The Draw Down Notice shall also inform the Purchaser of the first day of the Draw Down Pricing Period, which shall be the first Trading Day following the date such Draw Down Notice is received (the “Commencement Date”).  At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period.  The Company shall have the right to notify the Purchaser that Draw Downs shall be continuous pursuant to a Draw Down Notice until such time that the Company elects to suspend such Draw Down Notice.  In the event of a continuous Draw Down Notice, the Company must give at least 2 Trading Days’ written notice of suspension to the Purchaser and in no event shall a suspension of a Draw Down occur prior to the end of any pending Draw Down Pricing Periods.  On or before any Trading Day that a Draw Down Notice is delivered or notice of suspension of Draw Downs is delivered, the Company shall have filed with the Commission a prospectus supplement pursuant to Rule 424 under the Securities Act setting forth the terms of the Draw Down Notice or suspension notice. Upon receipt of a Draw Down Notice, Capital Group and Equity Partners will determine which party shall act as the Purchaser for such Draw Down and such party will immediately, but no later than one Trading Day after receipt of such Draw Down Notice, notify the Company as to which party shall act as the Purchaser for such Draw Down; provided, however, if neither Capital Group nor Equity Partners notify the Company as set forth herein, then, Capital Group shall be deemed to be the Purchaser for such Draw Down.”

2.

Further Assurances.  The parties hereto hereby agree to execute and deliver such additional documents, instruments, or agreements as may be necessary and appropriate to effectuate the purposes of this Amendment.

3.

Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

4.

Governing Law.  All questions concerning the construction, validity, enforcement, and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

5.

Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.

Effectiveness of Purchase Agreement.  Except as otherwise amended or revised pursuant to this Amendment, the terms, conditions, and provisions of the Purchase Agreement shall be in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

VOYANT INTERNATIONAL CORPORATION

By:	/s/ David R. Wells
Name:	David R. Wells
Title:	Chief Financial Officer

ASCENDIANT CAPITAL GROUP, LLC

By:	/s/ Bradley J. Wilhite
Name:	Bradley J. Wilhite
Title:	Managing Member

ASCENDIANT EQUITY PARTNERS, LLC

By:	/s/ Bradley J. Wilhite
Name:	Bradley J. Wilhite
Title:	Managing Member

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